UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DUET Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No Fee Required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed by DUET Acquisition Corp. (the “Company”) to amend the Company’s definitive proxy statement for the special meeting of its stockholders to be held on April 19, 2023 (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 24, 2023. The Amendment corrects a scrivener’s error in the Proxy Statement, which includes the incorrect record date. The Proxy Statement, as filed, incorrectly stated the Record Date as February 16, 2023. The correct record date is March 16, 2023.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

All references to the Record Date contained in the Proxy Statement are hereby amended and restated to reflect a Record Date of March 16, 2023.